                                    Exhibit 1

                                     FORM OF

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         OAK TREE MEDICAL SYSTEMS, INC.

     OAK TREE MEDICAL SYSTEMS, INC., a corporation organized and existing under the Laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     1.   That Article one of the Certificate of Incorporation of the
          Corporation be, and hereby is, amended to read in its entirety as follows:

          The name of the corporation shall be: New World Brands, Inc.

     2.   This amendment of the Certificate of Incorporation of the Corporation
          has been duly adopted in accordance with the provisions of Section
          228(a) and 242 of the General Corporation Law of the State of
          Delaware.

     IN WITNESS WHEREOF, OAK TREE MEDICAL SYSTEMS, INC. has caused this
Certificate of Amendment to be signed by its Chairman of the Board and Chief
Executive Officer, on this _____ day of December, 2001.

                                       OAK TREE MEDICAL SYSTEMS, INC.

                                       ----------------------------------------
                                       Name: Marvin Ribotsky
                                       Title: Chairman of the Board

                                       ----------------------------------------
                                       Name: Allen Salzman
                                       Title: Chief Executive Officer

ATTEST: _____________________

   Name: ____________________